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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 24, 1996, except as to the first paragraph of Note 5 which is as of July 8, 1996, relating to the financial statements of Cambridge Heart, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

Price Waterhouse LLP

Boston, Massachusetts

August 1, 1996